As filed with the Securities and Exchange Commission on July 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALCIMEDICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-2120079
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

505 Coast Boulevard South, Suite 300-9

La Jolla, CA 92037

(858) 952-5500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

A. Rachel Leheny, Ph.D.

Chief Executive Officer

CalciMedica, Inc.

505 Coast Boulevard South, Suite 300-9

La Jolla, CA 92037

(858) 952-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Carlos Ramirez, Esq.

Cooley LLP

10265 Science Center Drive

San Diego, CA 92121

(858) 550-6000

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 24, 2026

PROSPECTUS

56,020,287 shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 56,020,287 shares of our common stock, par value $0.0001 per share (“common stock”), which consists of (i) 14,938,370 shares of our common stock, (ii) 3,735,059 shares of our common stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of our common stock, (iii) 18,673,429 shares of our common stock issuable upon the exercise of Series A common warrants (the “Series A Warrants”) to purchase shares of our common stock (or Pre-Funded Warrants in lieu thereof and, in such case, shares of our common stock issuable upon exercise of such Pre-Funded Warrants); and (iv) 18,673,429 shares of our common stock issuable upon the exercise of Series B common warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase shares of our common stock (or Pre-Funded Warrants in lieu thereof and, in such case, shares of our common stock issuable upon exercise of such Pre-Funded Warrants), all of which were or will be issued by us in a private placement transaction (the “Private Placement”) pursuant to that certain Securities Purchase Agreement, dated as of June 23, 2026, by and among us and the purchasers named therein.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. We will, however, receive the net proceeds of any warrants exercised for cash.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all broker or similar commissions related to the offer and sale of their shares.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “CALC.” On July 23, 2026, the last reported sale price of our common stock was $0.7159 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus and any similar section contained in any amendment or supplement to this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under this registration statement, the selling stockholders may, from time to time, sell in one or more offerings the common stock described in this prospectus.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents we have filed with the SEC that are incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our company, you should carefully read and consider the more detailed information included or incorporated by reference in this prospectus and, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” on page 7 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context requires otherwise, references in this prospectus to “CalciMedica,” “we,” “us,” “the Company” and “our” refer to CalciMedica, Inc.

Overview

We are a clinical-stage biopharmaceutical company focused on developing novel calcium release-activated calcium (“CRAC”) channel inhibition therapies for serious inflammatory, immunologic, and cardiopulmonary diseases.

Our pipeline includes Auxora, a potent and selective small-molecule CRAC channel inhibitor formulated for intravenous administration whose active compound is zegocractin (formerly CM4620), and CM5480, a proprietary, selective oral small-molecule CRAC channel inhibitor. Auxora has been evaluated in multiple Phase 2 clinical trials in acute and critical-care settings, including acute pancreatitis, severe COVID-19 pneumonia, pediatric asparaginase-induced pancreatic toxicity, and acute kidney injury. We expect to receive feedback from the FDA in the third quarter of 2026 regarding the design of a potential pivotal development program evaluating Auxora in acute pancreatitis. We also plan to evaluate Auxora in a Phase 1b proof-of-concept study in patients with pulmonary arterial hypertension, with data expected in mid-2027.

CM5480 is being developed as a potential chronic oral therapy for pulmonary hypertension, including pulmonary arterial hypertension and combined pre- and post-capillary pulmonary hypertension associated with heart failure with preserved ejection fraction. We expect to submit an investigational new drug application for CM5480 in mid-2027. Through our pulmonary hypertension program, we aim to establish CRAC channel inhibition as a differentiated therapeutic approach targeting both pulmonary vascular remodeling and right ventricular dysfunction.

Private Placement

On June 23, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain new and existing institutional and accredited investors named therein (each, an “Investor” and collectively, the “Investors”), for the private placement (the “Private Placement”) of an aggregate of 18,673,429 units (the “Units”), each Unit comprised of (i) (A) one share of our common stock, par value $0.0001 per share (“common stock”), or (B) one pre-funded warrant to purchase one share of common stock (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants” and the common stock issuable upon exercise thereof, the “Pre-Funded Warrant Shares”), and, in each case, (ii) a right to receive one Series A warrant to purchase one share of common stock or a pre-funded warrant to purchase one share of common stock (each, a “Series A Warrant” and collectively, the “Series A Warrants”) upon receipt of Stockholder Approval (as defined below), and (iii) a right to receive one Series B warrant to purchase one share of common stock or a pre-funded warrant to purchase one share of common stock (each, a “Series B Warrant” and collectively, the “Series B Warrants”, and together with the Series A Warrants, the “Warrants”) upon receipt of Stockholder Approval (the shares of common stock issuable upon exercise of the Warrants, the “Warrant Shares”). “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of The Nasdaq Capital Market from the stockholders of the Company with respect to the issuance of all of the Series A Warrants and Series B Warrants and the Warrant Shares issuable upon the exercise thereof. A Unit comprised of one share of common stock, one right to receive a Series A Warrant and one right to receive a Series B Warrant was purchased from us at a purchase price of $0.8033 (the “Common Stock Unit Purchase Price”) and a Unit comprised of one Pre-Funded Warrant, one right to receive a Series A Warrant and one right to receive a Series B Warrant was purchased from us at a purchase price of $0.8032 (the “Pre-Funded Warrant Unit Purchase Price”, and together with the Common Stock Unit Purchase Price, the “Purchase Prices”). Rachel Leheny, Ph.D., our Chief Executive Officer, a member of our board of directors (the “Board”) and a beneficial owner of more than 5% of our common stock, Eric Roberts, our Chief Business Officer, a member of the Board and a beneficial owner of more than 5% of our common stock, Sudarshan Hebbar, M.D., our Chief Medical Officer, Robert Wilson, a member of the Board, Sanderling Venture Partners VI Co-Investment Fund, L.P., a beneficial owner of more than 5% of our common stock and an affiliate of Fred Middleton, a member of the Board, Alafi Capital Company, LLC, a beneficial owner of more than 5% of our common stock, and Bering Partners II, L.P., a beneficial owner of more than 5% of our common stock, purchased an aggregate of 6,908,996 Units in the Private Placement. The Purchase Prices for each Unit, as applicable, for any Investor that is an officer, director, employee or consultant of the Company was priced above the Nasdaq Consolidated Closing Bid Price as of June 23, 2026.

Each Pre-Funded Warrant has an exercise price of $0.0001 per Pre-Funded Warrant Share, is immediately exercisable on the date of issuance and does not expire. If a registration statement covering the resale of the Pre-Funded Warrant Shares is not available, the Pre-Funded Warrants may also be exercisable on a net exercise “cashless” basis.

The Series A Warrants will have an exercise price equal to $0.8033 per Warrant Share, will be exercisable immediately upon issuance and will expire on the earlier of (i) December 25, 2027 and (ii) 30 days following our public announcement of the clearance of our Investigational New Drug Application by the U.S. Food and Drug Administration for CM5480 (the “Series A Expiration Date”); provided that if such date occurs prior to the date on which Stockholder Approval is obtained (the “Stockholder Approval Date”), the Series A Expiration Date shall be extended until 30 days following the Stockholder Approval Date. The Series A Warrants will be issued upon receipt of Stockholder Approval. If a registration statement covering the resale of the Warrant Shares is not available, the Series A Warrants may also be exercisable on a net exercise “cashless” basis.

The Series B Warrants will have an exercise price equal to $1.00 per Warrant Share, will be exercisable immediately upon issuance and will expire on June 25, 2031. The Series B Warrants will be issued upon receipt of Stockholder Approval. If a registration statement covering the resale of the Warrant Shares is not available, the Series B Warrants may also be exercisable on a net exercise “cashless” basis.

The Warrants and Pre-Funded Warrants may not be exercised for common stock if the aggregate number of shares of common stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%. To the extent that exercise of the Series A Warrants or Series B Warrants will result in a holder thereof beneficially owning shares of common stock above such beneficial ownership limitations, the holder may exercise its Series A Warrants or Series B Warrants for pre-funded warrants to purchase shares of common stock at an exercise price equal to the applicable exercise price per Warrant Share minus $0.0001. Such pre-funded warrants will have terms substantially similar to the Pre-Funded Warrants described above.

The closing of the Private Placement occurred on June 25, 2026.

Pursuant to the Purchase Agreement, we agreed to file a registration statement with the SEC within 30 days after the closing of the Private Placement (subject to certain exceptions) for purposes of registering the resale of the shares of common stock and the Warrant Shares, to use our reasonable best efforts to have such registration statement declared effective within the time period set forth in the Purchase Agreement, and to keep such registration statement effective until the earliest of (i) the time as all of the shares of common stock and Warrant Shares purchased by the Investors pursuant to the terms of the Purchase Agreement have been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by the registration statement, (ii) such time as such shares of common stock or Warrant Shares are sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act, or otherwise, is removed by us, or (iii) such time as the shares of common stock and Warrant Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

For more information regarding the Private Placement, see our Current Report on Form 8-K filed with the SEC on June 24, 2026 and incorporated herein by reference.

Corporate Information

We were incorporated in Delaware in February 2015, upon conversion of Graybug, LLC, which was organized in May 2011. On March 20, 2023, we completed a merger transaction in accordance with the terms and conditions of that certain Agreement and Plan of Merger and Reorganization, dated as of November 21, 2022, as amended on February 10, 2023, by and among us (formerly, Graybug Vision, Inc., “Graybug”), Camaro Merger Sub, Inc. (“Merger Sub”) and CalciMedica Subsidiary Inc. (formerly, CalciMedica, Inc., “Private CalciMedica”), pursuant to which Merger Sub merged with and into Private CalciMedica with Private CalciMedica surviving the merger as a wholly owned subsidiary of us (the “Merger”). In connection with the Merger, we changed our name to CalciMedica, Inc. Our principal executive offices are located at 505 Coast Boulevard South, Suite 300-9, La Jolla, CA 92037, and our telephone number is (858) 952-5500. Our corporate website address is www.calcimedica.com. Information contained on or accessible through our website is not a part of this prospectus, the accompanying prospectus or any related free writing prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and having reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

The Offering

Common stock offered by the selling stockholders	56,020,287 shares of our common stock, consisting of (i) 14,938,370 shares of our common stock, (ii) 3,735,059 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants, (iii) 18,673,429 shares of our common stock issuable upon the exercise of the Series A Common Warrants (or if such Series A Common Warrants are exercised for Pre-Funded Warrants in lieu of shares of our common stock, shares of our common stock issuable upon exercise of such Pre-Funded Warrants), and (iv) 18,673,429 shares of our common stock issuable upon the exercise of the Series B Common Warrants (or if such Series B Common Warrants are exercised for Pre-Funded Warrants in lieu of shares of our common stock, shares of our common stock issuable upon exercise of such Pre-Funded Warrants), all of which were or will be issued by us in the Private Placement pursuant to the Purchase Agreement.

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We will, however, receive the net proceeds of any warrants exercised for cash.

Risk Factors	See “Risk Factors” on page 7 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq symbol	“CALC”

The selling stockholders named in this prospectus may offer and sell up to 56,020,287 shares of our common stock. Our common stock is currently listed on Nasdaq under the symbol “CALC.” Shares of our common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. We will, however, receive the exercise price of $0.0001 per share of any of the Pre-Funded Warrants exercised for cash, the exercise price of $0.8033 per share (or $0.8032 per pre-funded warrant) of any of the Series A Common Warrants exercised for cash and the exercise price of $1.00 per share (or $0.9999 per pre-funded warrant) of any of the Series B Common Warrants exercised for cash. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock and the shares of common stock issuable upon exercise of the Pre-Funded Warrants and Warrants (including any shares of common stock issued upon exercise of any pre-funded warrants issued upon exercise of the Warrants) that were or will be issued in connection with the Private Placement as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. Upon any exercise of the Pre-Funded Warrants or Warrants for cash, the applicable selling stockholder would pay us the exercise price set forth in the Pre-Funded Warrants or Warrants (including the exercise price of any pre-funded warrants issued upon exercise of the Warrants), as applicable.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear their own broker or similar commissions payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDERS

The shares of our common stock being offered by the selling stockholders are those (i) that were issued to the selling stockholders in connection with the Private Placement and (ii) are issuable to the selling stockholders upon exercise of the Pre-Funded Warrants and Warrants (including any shares of common stock issued upon exercise of any pre-funded warrants issued upon exercise of the Warrants) that were or will be (subject to the receipt of Stockholder Approval) issued to the selling stockholders in connection with the Private Placement. For additional information regarding the issuance of shares of our common stock, Pre-Funded Warrants and Warrants, see the section “Prospectus Summary—Private Placement” above. We are registering the resale of shares of our common stock and shares of our common stock issuable upon exercise of the Pre-Funded Warrants and Warrants (including any shares of common stock issued upon exercise of any pre-funded warrants issued upon exercise of the Warrants) in order to permit the selling stockholders to offer the shares of our common stock for resale from time to time. Except for the ownership of the shares of our common stock, Pre-Funded Warrants and Warrants and for the selling stockholders whose other relationships are provided in “Certain Relationships and Related Party Transactions,” the selling stockholders have not had any material relationship with us within the past three years.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of our common stock, Pre-Funded Warrants and Warrants issued or issuable in connection with the Private Placement, as of July 9, 2026, assuming exercise of the Pre-Funded Warrants and the issuance and exercise of the Warrants held by the selling stockholders on that date (or acquirable upon issuance of the Warrants) for cash, taking into account any limitations on exercises. The percentage of shares owned after the offering in the fifth column is based on 30,736,401 shares of our common stock outstanding as of July 9, 2026. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

In accordance with the terms of the Purchase Agreement, this prospectus generally covers the resale of the sum of (i) the shares of our common stock issued in the Private Placement and (ii) the maximum number of shares of our common stock issuable upon exercise of the Pre-Funded Warrants and Warrants that were or will be (subject to the receipt of Stockholder Approval) issued to the purchasers in connection with the Private Placement. In each case, this maximum amount is determined as if (x) all of the Warrants issuable upon the receipt of Stockholder Approval have been issued and (y) the outstanding Pre-Funded Warrants and Warrants were exercised in full for cash and for shares of our common stock, without regard to any limitations on the exercise of the Pre-Funded Warrants and Warrants. Under the terms of the Pre-Funded Warrants and Warrants, a selling stockholder may not exercise the Pre-Funded Warrants or Warrants for shares of common stock to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of our common stock which would exceed 4.99%, 9.99% or 19.99%, as applicable, of the number of shares of our common stock outstanding following such exercise (for purposes of the denominator, immediately after giving effect to the issuance of shares of our common stock to be issued upon the applicable exercise of such Pre-Funded Warrant or Warrant). The number of shares in the second column reflects this limitation, while the number of shares in the third column does not. The selling stockholders may sell all, some or none of their shares in this offering. See the section “Plan of Distribution.”

Unless otherwise indicated, the address for the persons and entities listed in the table below is c/o CalciMedica, Inc., 505 Coast Boulevard South, Suite 300-9, La Jolla, CA 92037.

	Beneficial Ownership Prior to This Offering		Beneficial Ownership After This Offering
Name of Selling Stockholder	Shares	Maximum Number of Shares Being Offered	Shares	% of Total Voting Power After This Offering
A. Rachel Leheny(1)	2,071,511	560,187	1,511,324	4.76%
Alafi Capital Company, LLC(2)	7,283,757	10,587,576	1,583,153	4.19%
Alumni Capital LP(3)	1,867,296	1,867,296	—	—
Armistice Capital Master Fund Ltd.(4)	3,411,361	11,205,177	—	—
Bering Partners II, L.P.(5)	5,144,698	4,350,801	793,897	2.35%
CVI Investments, Inc.(6)	1,556,081	4,668,243	—	—
Eric W. Roberts(7)	2,020,484	560,187	1,460,297	4.63%
L1 Capital Global Opportunities Master Fund(8)	746,916	746,916	—	—
Robert N. Wilson(9)	4,121,690	3,547,863	573,827	1.73%
Sanderling Venture Partners VI Co-Investment Fund, L.P.(10)	3,154,088	746,916	2,407,172	7.71%
Squadron Master Fund LP(11)	3,734,592	3,734,592	—	—
Stempoint Capital Master Fund LP(12)	3,273,196	3,734,592	—	—
Stonepine Capital, LP(13)	1,867,296	1,867,296	—	—
Sudarshan Hebbar, M.D.(14)	892,004	373,458	518,546	1.65%
Woodline Master Fund LP(15)	7,057,254	7,469,187	—	—

(1)

The number of shares reported under “Beneficial Ownership Prior to This Offering” consists of (i) 317,655 shares of common stock held by Dr. Leheny, (ii) 1,000 shares of common stock held by Dr. Leheny’s spouse, (iii) 3,500 shares held by Scheibler-Leheny Family Living Trust, (iv) 636,572 shares of common stock that Dr. Leheny has the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of stock options, and (v) 356,989 shares of common stock held by Valence Investments SPV IV, LLC (“Valence IV”), (vi) 66,228 shares of common stock held by Valence Investments SPV V, LLC (“Valence V”), (vii) 316,109 shares of common stock held by Valence Investments SPV VI, LLC (“Valence VI”) and (viii) 373,458 shares of common stock issuable upon exercise of the Warrants. Due to a beneficial ownership blocker in certain warrants held by Dr. Leheny, the number of shares reported under “Beneficial Ownership Prior to This Offering” excludes 45,543 shares of common stock issuable upon the exercise of certain warrants held by Dr. Leheny. The number of shares reported under “Maximum Number of Shares Being Offered” consists of (i) 186,729 shares of common stock issued in the Private Placement and (ii) 373,458 shares of common stock issuable upon exercise of the Warrants. Dr. Leheny and Mr. Roberts are the co-founders and managing directors of Valence IV, Valence V and Valence VI, have shared voting and dispositive power with respect to shares held by such entities, and disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The principal business address of Valence Investment LLC is 590 Madison Avenue, 21st Floor, New York, NY 10022.

(2)

The number of shares reported under “Beneficial Ownership Prior to This Offering” consists of (i) 5,112,345 shares of common stock and (ii) 2,171,412 shares of common stock issuable upon exercise of the Warrants held by Alafi Capital Company, LLC (“Alafi”). Due to a beneficial ownership blocker in the Warrants, the number of shares reported under “Beneficial Ownership Prior to This Offering” excludes 4,886,972 shares of common stock issuable upon the exercise of the Warrants held by Alafi Capital. The number of shares reported under “Maximum Number of Shares Being Offered” consists of (i) 3,529,192 shares of common stock issued in the Private Placement and (ii) 7,058,384 shares of common stock issuable upon exercise of the Warrants. Christopher D. Alafi is the managing member of Alafi Capital and may be deemed to have sole voting or investment power. The business address of each of Alafi Capital and Mr. Alafi is 8 Admiral Drive, Suite 324, Emeryville, CA 94608.
(3)

Consists of (i) 622,432 shares of common stock issued in the Private Placement and (ii) 1,244,864 shares of common stock issuable upon exercise of the Warrants held by Alumni Capital LP (“Alumni”). Ashkan Mapar is the General Partner of Alumni and may be deemed to have voting and dispositive power over these shares. The business address of Alumni and Mr. Mapar is 601 Brickell Key Dr, Suite 700 Miami, FL 33131.

(4)

The number of shares reported under “Beneficial Ownership Prior to This Offering” consists of (i) 3,411,361 shares of common stock issuable upon exercise of Pre-Funded Warrants held by Armistice Capital Master Fund Ltd, a Cayman Islands exempted company (the “Master Fund”). Due to a beneficial ownership blocker in each of the Pre-Funded Warrant and the Warrants, the number of shares reported under “Beneficial Ownership Prior to This Offering” excludes (i) 323,698 shares of common stock issuable upon the exercise of the Pre-Funded Warrant and (ii) 7,470,118 shares of common stock issuable upon the exercise of the Warrants held by the Master Fund. The number of shares reported under “Maximum Number of Shares Being Offered” consists of (i) 3,735,059 shares of common stock issuable upon the exercise of Pre-Funded Warrants issued in the Private Placement and (ii) 7,470,118 shares of common stock issuable upon exercise of the Warrants. The securities are directly held by the Master Fund, and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(5)

The number of shares reported under “Beneficial Ownership Prior to This Offering” consists of (i) 2,113,513 shares of common stock, (ii) 2,900,534 shares of common stock issuable upon the exercise of the Warrants, and (iii) 130,651 shares of common stock issuable upon the exercise of certain warrants held by Bering Partners II, L.P. (“Bering II”). The number of shares reported under “Maximum Number of Shares Being Offered” consists of (i) 1,450,267 shares of common stock issued in the Private Placement and (ii) 2,900,534 shares of common stock issuable upon exercise of the Warrants held by Bering II. Bering Partners II GP, L.L.C., the general partner of Bering II (“Bering II GP”) may be deemed to have sole voting, investment and dispositive power with respect to the shares held by Bering II. Evgeny Zaytsev and Philip Sawyer, the managing members of Bering II GP, may be deemed to have shared power to vote these shares. The address of each of the entities and individuals is 601 California Street, Suite 620, San Francisco, CA 94108. Information is based solely on a Schedule 13D filed with the SEC on July 2, 2026.

(6)

The number of shares reported under “Beneficial Ownership Prior to This Offering” consists of 1,556,081 shares of common stock held by CVI Investments, Inc. (“CVI”). Due to a beneficial ownership blocker in the Warrants, the number of shares reported under “Beneficial Ownership Prior to This Offering” excludes 3,112,162 shares of common stock issuable upon exercise of the Warrants held by CVI. The number of shares reported under “Maximum Number of Shares Being Offered” consists of (i) 1,556,081 shares of common stock issued in the Private Placement and (ii) 3,112,162 shares of common stock issuable upon exercise of the Warrants. Heights Capital Management, Inc., the authorized agent of CVI, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as President of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(7)

The number of shares reported under “Beneficial Ownership Prior to This Offering” consists of (i) 366,435 shares of common stock held by Mr. Roberts, (ii) 10,661 shares of common stock held by IRA Financial Trust Company, CFBO Eric W. Roberts, (iii) 84,150 shares of common stock held by FMTC Custodian—CFBO Eric W. Roberts, (iv) 49,894 shares of common stock held by Oppenheimer & Co. Inc. Custodian FBO Eric W Roberts Roth IRA, (v) 373,458 shares of common stock issuable upon exercise of the Warrants held by Mr. Roberts, (vi) 2,793 shares of common stock issuable upon the exercise of certain warrants held by Mr. Roberts; (vii) 356,989 shares of common stock held by Valence IV, (viii) 66,228 shares of common stock held by Valence V, (ix) 316,109 shares of common stock held by Valence VI and (x) 393,767 shares of common stock that Mr. Roberts has the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of stock options. The number of shares reported under “Maximum Number of Shares Being Offered” consists of (i) 186,729 shares of common stock issued in the Private Placement and (ii) 373,458 shares of common stock issuable upon exercise of the Warrants. Dr. Leheny and Mr. Roberts are the co-founders and managing directors of Valence IV, Valence V and Valence VI, have shared voting and dispositive power with respect to shares held by such entities, and disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The principal business address of Valence Investment LLC is 590 Madison Avenue, 21st Floor, New York, NY 10022.
(8)

Consists of (i) 248,972 shares of common stock issued in the Private Placement and (ii) 497,944 shares of common stock issuable upon exercise of the Warrants held by L1 Capital Global Opportunities Master Fund (“L1 Capital”). David Feldman is the director of L1 Capital and may be deemed to have voting and dispositive power over these shares. The business address of L1 Capital Global Opportunities Master Fund is 3rd Floor, Citrus Grove Building, 106 Goring Ave., George Town, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(9)

The number of shares reported under “Beneficial Ownership Prior to This Offering” consists of (i) 1,604,650 shares of common stock held by Mr. Wilson, (ii) 2,365,242 shares of common stock issuable upon exercise of the Warrants held by Mr. Wilson and (iii) 151,798 shares of common stock that Mr. Wilson has the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of stock options. Due to a beneficial ownership blocker in certain warrants held by Mr. Wilson, the number of shares reported under “Beneficial Ownership Prior to This Offering” excludes 151,798 shares of common stock issuable upon the exercise of certain warrants held by Mr. Wilson. The number of shares reported under “Maximum Number of Shares Being Offered” consists of (i) 1,182,621 shares of common stock issued in the Private Placement and (ii) 2,365,242 shares of common stock issuable upon exercise of the Warrants.

(10)

The number of shares reported under “Beneficial Ownership Prior to This Offering” consists of (i) (a) 946,744 shares of common stock and (b) 2,672 shares of common stock issuable upon exercise of certain warrants held by Sanderling Venture Partners VI, LP (“Sanderling VI”), (ii) (a) 1,063,272 shares of common stock, (b) 1,910 shares of common stock issuable upon the exercise of certain warrants, and (c) 497,944 shares of common stock issuable upon exercise of the Warrants held by Sanderling Venture Partners VI Co-Investment Fund, L.P. (“Sanderling Co-Investment”), (iii) 22,479 shares of common stock held by Sanderling Ventures Management VI (“Sanderling Management VI”), (iv) 7,456 shares of the common stock held by Sanderling VI Beteiligungs GmbH & Co KG, (v) 8,884 shares of common stock held by Sanderling VI Limited Partnership, (vi) 435,148 shares of common stock held by Sanderling Ventures VII, L.P. (“Sanderling VII”), (vii) 27,609 shares of common stock held by Sanderling Ventures VII Annex Fund, L.P. (“Sanderling Annex”), (viii) 114,260 shares of common stock held by Sanderling Ventures VII (Canada), LP (“Sanderling Canada”) and (ix) 30,292 shares of common stock held by Sanderling Ventures Management VII (“Sanderling Management VII” and collectively, the “Sanderling Entities”). Due to a beneficial ownership blocker in certain warrants held by the Sanderling Entities, the number of shares reported under “Beneficial Ownership Prior to This Offering” excludes (i) 121,678 shares of common stock issuable upon exercise of warrants held by Sanderling VI, (ii) 72,338 shares of common stock issuable upon exercise of warrants held by Sanderling Co-Investment, (iii) 1,960 shares of common stock issuable upon exercise of warrants held by Sanderling Management VI, (iv) 97,236 shares of common stock issuable upon exercise of warrants held by Sanderling VII, (v) 6,592 shares of common stock issuable upon exercise of warrants held by Sanderling Annex, (vi) 25,516 shares of common stock issuable upon the exercise of warrants held by Sanderling Canada, and (vii) 14,372 shares of common stock issuable upon the exercise of warrants held by Sanderling Management VII. The number of shares reported under “Maximum Number of Shares Being Offered” consists of (i) 248,972 shares of common stock issued in the Private Placement and (ii) 497,944 shares of common stock issuable upon exercise of the Warrants. Mr. Middleton is a managing director at Sanderling Ventures. Mr. Middleton has shared voting and dispositive power with respect to the foregoing shares beneficially owned by Sanderling Ventures and disclaims beneficial ownership of such shares except to the extent of his respective pecuniary interest therein. The address of Sanderling Ventures is 1300 S. El Camino Real, Suite 203, San Mateo, CA 94402.

(11)

Consists of (i) 1,244,864 shares of common stock issued in the Private Placement and (ii) 2,489,728 shares of common stock issuable upon exercise of the Warrants held by Squadron Master Fund LP (“Squadron”). William Blank may be deemed to have voting and dispositive power over these shares. The business address of Squadron is 1211 W. 22nd St, Suite 1008, Oak Brook, IL 60523.

(12)

The number of shares reported under “Beneficial Ownership Prior to This Offering” consists of (i) 1,244,864 shares of common stock issued in the Private Placement and (ii) 2,028,332 shares of common stock issuable upon exercise of the Warrants held by StemPoint Capital Master Fund LP (“StemPoint”). StemPoint Capital LP serves as the investment manager of StemPoint and may be deemed to be the beneficial owner of the shares. Due to a beneficial ownership blocker in the Warrants, the number of shares reported under “Beneficial Ownership Prior to This Offering” excludes 461,396 shares of common stock issuable upon the exercise of the Warrants held by StemPoint. The number of shares reported under “Maximum Number of Shares Being Offered” consists of (i) 1,244,864 shares of common stock issued in the Private Placement and (ii) 2,489,728 shares of common stock issuable upon exercise of the Warrants. Michelle Ross is the Chief Investment Officer and Managing Partner of StemPoint Capital LP and may be deemed to have voting and dispositive power over these shares. The business address of StemPoint Capital LP, StemPoint and Ms. Ross is 520 Madison Avenue, 19th Floor, New York, NY 10022.

(13)

Consists of (i) 622,432 shares of common stock issued in the Private Placement and (ii) 1,244,864 shares of common stock issuable upon exercise of the Warrants. Jon M. Plexico is the managing member of the general partner of Stonepine and may be deemed to have voting and dispositive power over these shares. The business address of Stonepine Capital, LP is 2900 NW Clearwater Drive, Suite 100-11, Bend, OR 97703.

(14)

The number of shares reported under “Beneficial Ownership Prior to This Offering” consists of (i) 186,025 shares of common stock held by Dr. Hebbar, (ii) 248,972 shares of common stock issuable upon exercise of the Warrants and (iii) 457,007 shares of common stock Dr. Hebbar has the right to acquire within 60 days of July 9, 2026 pursuant to the exercise of stock options. The number of shares reported under “Maximum Number of Shares Being Offered” consists of (i) 124,486 shares of common stock issued in the Private Placement and (ii) 248,972 shares of common stock issuable upon exercise of the Warrants.

(15)

The number of shares reported under “Beneficial Ownership Prior to This Offering” consists of (i) 2,489,729 shares of common stock issued in the Private Placement and (ii) 4,567,525 shares of common stock issuable upon exercise of the Warrants held by Woodline Master Fund LP (“Woodline”). Due to a beneficial ownership blocker in the Warrants, the number of shares reported under “Beneficial Ownership Prior to This Offering” excludes 411,933 shares of common stock issuable upon the exercise of the Warrants held by Woodline. Woodline Partners LP serves as the investment manager of Woodline and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The business address of Woodline Master Fund LP is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

Certain Relationships and Related Party Transactions

The description set forth above under “Prospectus Summary—Private Placement” is incorporated herein by reference.

Other than (i) A. Rachel Leheny, who is our Chief Executive Officer, a member of our Board and a beneficial owner of more than 5% of our common stock ; (ii) Eric W. Roberts, who is our Chief Business Officer, a member of our Board and a beneficial owner of more than 5% of our common stock; (iii) Sudarshan Hebbar, who is our Chief Medical Officer; (iv) Robert N. Wilson, who is a member of our Board; (v) Sanderling Venture Partners VI Co-Investment Fund, L.P., a beneficial owner of more than 5% of our common stock and an affiliate of Fred Middleton, a member of the Board, (vi) Alafi Capital Company, LLC, a beneficial owner of more than 5% of our common stock, and (vii) Bering Partners II, L.P., a beneficial owner of more than 5% of our common stock and an affiliate of Evgeny Zaytsev, M.D., Ph.D., a member of our Board, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective shares of our common stock covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares of our common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	settlement of short trades entered into after the date of this prospectus;

•	by pledge to secure debts and other obligations;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

A selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

A selling stockholder may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling stockholder and any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of our common stock covered hereby. We have agreed to indemnify any selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earliest of (i) the time as all of the shares of common stock and Warrant Shares purchased by the Investors pursuant to the terms of the Purchase Agreement have been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by the registration statement, (ii) such time as such shares of common stock or Warrant Shares are sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act, or otherwise, is removed by us, or (iii) such time as the shares of common stock and Warrant Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of our common stock covered hereby may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by a selling stockholder or any other person. We will make copies of this prospectus available to a selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with and reliance on Rule 172 under the Securities Act).

LEGAL MATTERS

Cooley LLP, San Diego, California, will pass upon the validity of the shares of our common stock offered by this prospectus.

EXPERTS

The financial statements of the Company as of December 31, 2025 and 2024, and for the years then ended, incorporated by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty). Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our website address is http://www.calcimedica.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary):

•

our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 3, 2026, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2025, filed with the SEC on  April 30, 2026;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 12, 2026;

•

our Current Reports on Form 8-K (other than information furnished rather than filed), which were filed with the SEC on January  28, 2026, January  28, 2026, March 18,  2026, June  24, 2026, June  24, 2026 and July 7, 2026; and

•

the description of our common stock in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

CalciMedica, Inc.

505 Coast Boulevard South, Suite 300-9

La Jolla, California 92037

Attn: Investor Relations

(858) 952-5500

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$5,648
Accounting fees and expenses	6,500
Legal fees and expenses	50,000
Miscellaneous fees and expenses	7,500

Total	$69,648

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our certificate of incorporation and bylaws provide that we will have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification of any such liability.

Section 102(b)(7) of the DGCL provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) transactions from which a director derives an improper personal benefit. Our certificate of incorporation includes such a provision. The effect of this provision is to eliminate the personal liability of directors for monetary damages or actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

In addition, we have entered into indemnification agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service, so long as the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of us, and, with respect to any criminal action or proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. We also maintain director and officer liability insurance to insure our directors and officers against the cost of defense, settlement or payment of a judgment under specified circumstances.

Item 16. Exhibits

Exhibit Number	Description	Form	File No.	Exhibit Filing Date	Exhibit No.	Filed/ Furnished Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39538	March 22, 2023	3.1

4.2	Certificate of Amendment, dated March 20, 2023 to Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39538	March 22, 2023	3.2

4.3	Restated Bylaws of the Registrant.	10-Q	001-39538	November 12, 2020	3.2

4.4	Form of Common Stock Certificate of the Registrant.	S-1/A	333-248611	September 21, 2020	4.1

4.5	Form of Registration Rights Agreement, dated November 21, 2022, by and among CalciMedica, Inc. and the several purchasers signatory thereto.	8-K	001-39538	March 22, 2023	4.1

4.6	Form of Registration Rights Agreement by and among CalciMedica, Inc. and the persons party thereto.	8-K	001-39538	January 24, 2024	10.2

4.7	Warrant to Purchase Common Stock dated as of December 11, 2019, by and between the Registrant and SG Dan Equity Holdings, LLC.	S-1	333-248611	September 4, 2020	4.3

4.8	Form of Warrant to Purchase Shares of Series D Convertible Preferred Stock of CalciMedica, Inc.	8-K	001-39538	March 22, 2023	4.2

Exhibit Number	Description	Form	File No.	Exhibit Filing Date	Exhibit No.	Filed/ Furnished Herewith

4.9	Warrant to Purchase Common Stock dated as of November 9, 2020, issued by CalciMedica, Inc. to SG Dan Equity Holdings, LLC.	8-K	001-39538	March 22, 2023	4.3

4.10	Warrant to Purchase Common Stock, dated as of October 18, 2022, issued by CalciMedica, Inc. to SG Dan Equity Holdings, LLC.	8-K	001-39538	March 22, 2023	4.4

4.11	Warrant to Purchase Common Stock, dated as of October 18, 2022, issued by CalciMedica, Inc. to Eric Roberts.	8-K	001-39538	March 22, 2023	4.5

4.12	Warrant to Purchase Common Stock, dated as of October 25, 2022, issued by CalciMedica, Inc. to Fred Middleton.	8-K	001-39538	March 22, 2023	4.6

4.13	Form of Warrant to Purchase Shares of Series B Convertible Preferred Stock of CalciMedica, Inc.	S-3	333-271115	April 4, 2023	4.9

4.14	Warrant to Purchase Common Stock, dated as of May 17, 2024, issued by the Registrant to SG Dan Equity Holdings, LLC.	10-Q	001-39538	August 12, 2024	4.16

4.15	Warrant to Purchase Shares of Stock of CalciMedica, Inc. dated February 28, 2025, by and between CalciMedica, Inc. and Avenue Venture Opportunities Fund II, LP.	8-K	001-39538	March 5, 2025	4.1

4.16	First Amendment to Warrant to Purchase Shares of Stock dated June 23, 2026, by and between CalciMedica, Inc. and Avenue Venture Opportunities Fund II, L.P.	8-K	001-39538	June 24, 2026	4.2

4.17	First Amendment Warrant to Purchase Shares of Stock of CalciMedica, Inc. dated June 23, 2026, by and between CalciMedica, Inc., Avenue Venture Opportunities Fund II, L.P. and Avenue Capital Management II, L.P.	8-K	001-39538	June 24, 2026	4.3

Exhibit Number	Description	Form	File No.	Exhibit Filing Date	Exhibit No.	Filed/ Furnished Herewith

4.18*	Form of Securities Purchase Agreement, dated June 23, 2026, by and between CalciMedica, Inc. and each of the Investors party thereto	8-K	001-39538	June 24, 2026	10.1

4.19	Form of Tranche B Common Warrant.	8-K	001-39538	January 24, 2024	4.2

4.20	Form of Pre-Funded Warrant.	8-K	001-39538	January 24, 2024	4.3

4.21	Form of Placement Agent Warrant	8-K	001-39538	January 24, 2024	4.4

4.22	Form of Pre-Funded Warrant	8-K	001-39538	June 24, 2026	4.1

4.23	Form of Series A Warrant					X

4.24	Form of Series B Warrant					X

4.25	Form of Pre-Funded Warrant	8-K	001-39538	June 24, 2026	4.1

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on signature page).					X

107	Filing Fee Table					X

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on July 24, 2026.

CALCIMEDICA, INC

By:	/s/ A. Rachel Leheny
A. Rachel Leheny, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Rachel Leheny, Ph.D. and Stephen Bardin, MBA, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable CalciMedica, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. RACHEL LEHENY A. Rachel Leheny, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	July 24, 2026

/S/ STEPHEN BARDIN Stephen Bardin, MBA	Chief Financial Officer (Principal Financial and Accounting Officer)	July 24, 2026

/S/ ROBERT N. WILSON Robert N. Wilson	Chairman	July 24, 2026

/S/ ALAN GLICKLICH Alan Glicklich, M.D., MBA	Director	July 24, 2026

/S/ FREDERIC GUERARD Frederic Guerard, Pharm.D.	Director	July 24, 2026

/S/ FRED MIDDLETON Fred Middleton, MBA	Director	July 24, 2026

Signature	Title	Date

/S/ ERIC W. ROBERTS Eric W. Roberts	Director	July 24, 2026

/S/ ALLAN SHAW Allan Shaw	Director	July 24, 2026

/S/ EVGENY ZAYTSEV Evgeny Zaytsev, M.D., Ph.D.	Director	July 24, 2026